   As filed with the Securities and Exchange Commission on April 3, 1996.

                                                     Registration No. {________}

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             SOUTHTRUST CORPORATION
             (Exact name of registrant as specified in its charter)

                      DELAWARE                                                  63-0574085
          (State or other jurisdiction of                                    (I.R.S. Employer
           incorporation or organization)                                  Identification No.)

               420 NORTH 20TH STREET
                BIRMINGHAM, ALABAMA                                                35203
      (Address of Principal Executive Offices)                                  (Zip Code)

                      STOCK OPTION PLAN FOR CONVERSION OF
                    BANKERS FIRST CORPORATION STOCK OPTIONS
                            (Full title of the plan)

                              ___________________

                               AUBREY D. BARNARD
                             420 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA  35203
                    (Name and address of agent for service)

                                 (205) 254-5000
         (Telephone number, including area code, of agent for service)

                                with a copy to:

                              C. LARIMORE WHITAKER
                          BRADLEY, ARANT, ROSE & WHITE
                             1400 PARK PLACE TOWER
                                2001 PARK PLACE
                           BIRMINGHAM, ALABAMA 35203
                                 (205) 521-8000


                        CALCULATION OF REGISTRATION FEE


=================================================================================================================
                 Title of                                      Proposed             Proposed           Amount of
              securities to                 Amount to be    maximum offering   maximum aggregate     registration
              be registered                  registered     price per share      offering price           fee
- -----------------------------------------------------------------------------------------------------------------
  Common Stock, $0.01 par value:
    Bankers First Corporation Stock        49,544 shares         $10.894*          $539,732.336*     $186.11*
    Option Conversion Plan
  Rights to Purchase Series A Junior
  Participating Preferred Stock:
    Bankers First Corporation Stock        22,020 rights
    Option Conversion Plan
- ------------------------------------------------------------------------------------------------------------------

* Calculated pursuant to Rule 457(h)(1), and sets forth the higher offering price produced for any participant, based upon an original option price of $12.2665 for shares of common stock of Bankers First Corporation divided by 1.126, the conversion ratio specified in the Merger Agreement pursuant to which the Stock Options were converted.

================================================================================

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed by SouthTrust Corporation (the "Company") with the Securities and Exchange Commission are incorporated herein by reference as of their respective dates:

           (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

           (2) The description of the Company's common stock, par value $2.50 per share (the "Common Stock"), appearing in the Company's Registration Statement on Form S-3 (Registration No. 33-49512), as amended, under the caption "DESCRIPTION OF CAPITAL STOCK - Common Stock," as filed on July 10, 1992 pursuant to the Securities Act of 1933, as amended (the "Securities Act").

           All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part of the Registration Statement from the date of the filing of such documents.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           The legality of the securities offered hereby has been passed upon by the firm of Bradley, Arant, Rose & White, counsel for the Company. As of September 30, 1995, the partners and associates of the firm of Bradley, Arant, Rose & White beneficially owned approximately 2,034,000 shares of Common Stock of the Company.


ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           The Restated Certificate of Incorporation and the Restated and Amended Bylaws of the Company provide that the Company shall indemnify its officers, directors, employees, and agents to the extent permitted by the General Corporation Law of Delaware, which permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The General Corporation Law of Delaware also provides that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Company also maintains insurance coverage relating to certain liabilities of directors and officers.

ITEM 8.    EXHIBITS.

           The following Exhibits are filed as a part of the Registration
 Statement:

    *  4(a)    -    Certificate of Adoption of Resolutions designating Series A
                    Junior Participating Preferred Stock, adopted February 22,
                    1989, which was filed as Exhibit 1 to SouthTrust
                    Corporation's Registration Statement on Form 8-A (File No.
                    1-3613).

    *  4(b)    -    Stockholder's Rights Agreement, dated as of February 22,
                    1989, between SouthTrust Corporation and Mellon Bank, N.A.,
                    Rights Agent, which was filed as Exhibit 1 to SouthTrust
                    Corporation's Registration Statement on Form 8-A (File No.
                    1-3613)

    *  4(c)    -    Indenture, dated as of May 1, 1987 between SouthTrust
                    Corporation and National Westminster Bank USA, which was filed as Exhibit 4(a) to SouthTrust Corporation's
                    Registration Statement on Form S-3 (Registration No.
                    33-13637).

    *  4(d)    -    Subordinated Indenture, dated as of May 1, 1992, between
                    SouthTrust Corporation and Chemical Bank, which was filed as Exhibit 4(b)(ii) to the Registration Statement on Form
                    S-3 of SouthTrust Corporation (Registration No. 33-52717).

    *  4(e)    -    Composite Restated Bylaws of SouthTrust Corporation, which was filed as Exhibit 4(e) to the Registration Statement on Form S-4 of SouthTrust Corporation (Registration No.
                    33-61557).

    *  4(f)    -    Composite Restated Certificate of Incorporation of
                    SouthTrust Corporation, which was filed as Exhibit 4(f) to the Registration Statement on Form S-4 of SouthTrust
                    Corporation (Registration No. 33-61557).

    *  4(g)(i) -    Form of Senior Indenture which was filed as Exhibit 4(l)(i)
                    to the Registration Statement on Form S-3 of SouthTrust
                    Corporation (Registration No. 33-44857).

    *  4(g)(ii)-    Form of Subordinated Indenture which was filed as Exhibit
                    4(b)(ii) to the Registration Statement on Form S-3 of
                    SouthTrust Corporation (Registration No. 33-52717).

       5       -    Opinion of Bradley, Arant, Rose & White as to the legality of the securities being offered.

      23(a)    -    Consent of Arthur Andersen LLP.

       23(b)   -    Consent of Bradley, Arant, Rose & White (included in
                    Exhibit 5).

       24      -    Powers of Attorney.
__________________________
*  Incorporated by reference.



ITEM 9.    UNDERTAKINGS

           (a)   The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information statement is on Form S-3 (Section 239.13 of this chapter), Form S-8 (Section 239.16b of this chapter) or Form F-3 (Section 239.33 of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on March 17, 1996.


                                           SOUTHTRUST CORPORATION


                         By:           /s/ Wallace D. Malone, Jr.
                            ---------------------------------------------------
                                         Its Chairman of the Board of
                               Directors, Chief Executive Officer and President



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



             Signature                                            Title                            Date
             ---------                                            -----                            ----
  /s/ Wallace D. Malone, Jr.                           Chairman, Chief Executive             March 17, 1996
- -------------------------------------------            Officer, President, Director
      Wallace D. Malone, Jr.


    /s/ Aubrey D. Barnard                                Secretary, Treasurer and            March 17, 1996
- -------------------------------------------               Controller (Principal
        Aubrey D. Barnard                                     Accounting and
                                                            Financial Officer)


               *                                                 Director                    March 17, 1996
- -------------------------------------------
        H. Allen Franklin


               *                                                 Director                    March 17, 1996
- -------------------------------------------
         Herbert Stockham


               *                                                 Director                    March 17, 1996
- -------------------------------------------
          T. W. Mitchell


               *                                                 Director                    March 17, 1996
- -------------------------------------------
        William C. Hulsey


               *                                                 Director                    March 17, 1996
- -------------------------------------------
         John M. Bradford



                 *                                               Director                    March 17, 1996
- -------------------------------------------
    Wm. Kendrick Upchurch, Jr.


                 *                                               Director                    March 17, 1996
- -------------------------------------------
        Charles G. Taylor


                 *                                               Director                    March 17, 1996
- -------------------------------------------
      Allen J. Keesler, Jr.


                 *                                                                           March 17, 1996
- -------------------------------------------
         F. Crowder Falls
       as Attorney-in-fact


*By: /s/ William L. Prater                                                                   March 17, 1996
     ---------------------------------------
         William L. Prater
        as Attorney-in-fact

                               INDEX TO EXHIBITS

                                                                                                     PAGE IN SEQUENTIALLY
EXHIBIT NUMBER
- --------------
                                                       DESCRIPTION                                      NUMBERED FILING
                                                       -----------                                    -------------------
         *4(a)     -           Certificate of Adoption of Resolutions designating Series A
                               Junior Participating Preferred Stock, adopted February 22,
                               1989, which was filed as Exhibit 1 to SouthTrust
                               Corporation's Registration Statement on Form 8-A (File No.
                               1-3613).

         *4(b)     -           Stockholder's Rights Agreement, dated as of February 22, 1989, between SouthTrust Corporation and Mellon Bank, N.A., Rights
                               Agent, which was filed as Exhibit 1 to SouthTrust
                               Corporation's Registration Statement on Form 8-A (File No.
                               1-3613)

         *4(c)     -           Indenture, dated as of May 1, 1987 between SouthTrust
                               Corporation and National Westminster Bank USA, which was
                               filed as Exhibit 4(a) to SouthTrust Corporation's
                               Registration Statement on Form S-3 (Registration No.
                               33-13637).

         *4(d)     -           Subordinated Indenture, dated as of May 1, 1992, between
                               SouthTrust Corporation and Chemical Bank, which was filed as
                               Exhibit 4(b)(ii) to the Registration Statement on Form S-3 of
                               SouthTrust Corporation (Registration No. 33-52717).

         *4(e)     -           Composite Restated Bylaws of SouthTrust Corporation, which was filed as Exhibit 4(e) to the Registration Statement on
                               Form S-4 of SouthTrust Corporation (Registration No.
                               33-61557).


         *4(f)     -           Composite Restated Certificate of Incorporation of SouthTrust
                               Corporation, which was filed as Exhibit 4(f) to the
                               Registration Statement on Form S-4 of SouthTrust Corporation
                               (Registration No. 33-61557).

         *4(g)(i)  -           Form of Senior Indenture which was filed as Exhibit 4(l)(i)
                               to the Registration Statement on Form S-3 of SouthTrust
                               Corporation (Registration No. 33-44857).

         *4(g)(ii) -           Form of Subordinated Indenture which was filed as Exhibit
                               4(b)(ii) to the Registration Statement on Form S-3 of
                               SouthTrust Corporation (Registration No. 33-52717).

          5         -          Opinion of Bradley, Arant, Rose & White as to the legality of the securities being offered.

          23(a)     -          Consent of Arthur Andersen LLP.

          23(b)     -          Consent of Bradley, Arant, Rose & White (included in Exhibit 5).

          24        -          Powers of Attorney.

_________________
*  Incorporated by reference.